Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 of GoFish Corporation, a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Lennox L. Vernon, Chief Accounting Officer an Director of Operations of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2008
/s/ Lennox L. Vernon
Lennox L. Vernon
Chief Accounting Officer and Director of Operations